Exhibit (g)(2)(ii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 4

Effective June 17, 2024

to the

Coinsurance and Modified Coinsurance Reinsurance Agreement

between

Lincoln Life & Annuity Company of New York

(the “Ceding Company”) and

The Lincoln National Life Insurance Company of Fort Wayne, Indiana

(“the Reinsurer”)

RECITALS

1.	The Ceding Company and the Reinsurer entered into a Coinsurance and Modified Coinsurance Reinsurance Agreement as of January 1, 2018 (“the Agreement”).

2.	Article 13.09 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties, and approved by the New York Department of Financial Services.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to reflect products currently covered under the Agreement by adding an additional covered rider.

AGREEMENT

NOWTHEREFORE, in consideration of these promises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	The Ceding Company and the Reinsurer agree that Schedule A of the Agreement shall be replaced in its entirety with Schedule A attached hereto.

2.	All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN LIFE & ANNUITY	THE LINCOLN NATIONAL LIFE
COMPANY OF NEW YORK	INSURANCE COMPANY
By:	By:
Name:	Brandy Ness	Name:	Laura Muse
Title:	Vice President	Title:	Vice President
Date:	8/1/2024	Date:	8/6//2024

SCHEDULE A - REINSURED CONTRACTS

Effective June 17, 2024

All variable annuity contracts issued by the Ceding Company on or after the Effective Date on the contract forms listed below that include either a guaranteed minimum death benefit or guaranteed living benefit or includes one or more of the riders listed below, or any variable annuity contracts issued by the Ceding Company prior to the Effective Date on the contract forms listed below that adds one or more of the guaranteed living benefit riders listed below on or after June 17, 2024 are subject to reinsurance under the terms of this Agreement.

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